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                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES
                 OF INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.




1.  Insurance Management Solutions, Inc.
2.  Geotrac, Inc.